Exhibit 99.3
DZS INC. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Results from Continuing Operations
($ in thousands, except per share data)

Set forth below are reconciliations of Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Operating Expenses, Non-GAAP Operating Income (Loss) (also referred to as Adjusted EBITDA), Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Diluted Share to GAAP Cost of Revenue, Gross Profit, Operating Expenses, Operating Income (Loss), Net Income (Loss), and Net Income (Loss) per Diluted Share, respectively, which the Company considers to be the most directly comparable U.S. GAAP financial measures.

	Three Months Ended March 31, 2024 - Continuing Operations
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$15,054	$12,613	45.6%	$23,505	$(10,892)	$(13,535)	$(0.36)
Adjustments to GAAP amounts:
Depreciation and amortization	(71)	71	0.3%	(1,502)	1,573	1,573	0.04
Stock-based compensation	11	(11)	0.0%	(2,143)	2,132	2,132	0.06
Acquisition costs				(52)	52	52	—
Restructuring and other charges	—	—	0.0%	(288)	288	288	0.01
Litigation and restatement				(2,666)	2,666	2,666	0.07
Amortization of capitalized costs				(303)	303	303	0.01
Unrealized foreign exchange (gains) losses						325	0.01
Non-GAAP adjustments to tax rate						3,519	0.09
Tax effect on Non-GAAP adjustments						(1,308)	(0.04)
Adjusted (Non-GAAP) amount	$14,994	$12,673	45.8%	$16,551	$(3,878)	$(3,985)	$(0.11)

	Three Months Ended March 31, 2023 - Continuing Operations
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$27,202	$17,165	38.7%	$34,603	$(17,438)	$(20,035)	$(0.65)
Adjustments to GAAP amounts:
Depreciation and amortization	(104)	104	0.2%	(1,650)	1,754	1,754	0.06
Stock-based compensation	(193)	193	0.4%	(3,725)	3,918	3,918	0.13
Acquisition costs				(107)	107	107	—
Restructuring and other charges				(4,152)	4,152	4,152	0.13
Executive transition				2	(2)	(2)	—
Long lived assets impairment				(230)	230	230	0.01
Amortization of capitalized costs				(221)	221	221	0.01
Unrealized foreign exchange (gains) losses						127	—
Non-GAAP adjustments to tax rate						(1,739)	(0.06)
Tax effect on Non-GAAP adjustments						5,768	0.19
Adjusted (Non-GAAP) amount	$26,905	$17,462	39.4%	$24,520	$(7,058)	$(5,500)	$(0.18)

Non-GAAP Measures
To supplement DZS’s consolidated financial statements presented in accordance with GAAP, DZS reports Adjusted Cost of Revenue, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Operating Income (Loss), Adjusted Net Income (including on a per share basis), EBITDA, and Adjusted EBITDA, which are non-GAAP measures DZS believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of, DZS’s past financial performance and prospects for the future. DZS believes these non-GAAP financial measures provide useful information to both management and investors by excluding specific items that DZS believes are not indicative of core operating results. These items share one or more of the following characteristics: they are unusual and DZS does not expect them to recur in the ordinary course of its business;[1] they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company’s control. Further, each of these non-GAAP measures of operating performance are used by management, as well as industry analysts, to evaluate operations and operating performance and are widely used in the telecommunications and manufacturing industries. Other companies in the telecommunications and manufacturing industries may calculate these metrics differently than DZS does. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.
DZS defines Adjusted Cost of Revenue as GAAP Cost of Revenue less (i) depreciation and amortization, (ii) stock-based compensation, (iii) restructuring charges, including freight charges and other elevated inventory related costs directly related to the transition to a contract manufacturer, and (iv) the impact of material transactions or events that we believe are not indicative of our core product cost and are not expected to be recurring in nature. We believe Adjusted Cost of Revenue provides the investor more accurate information regarding the actual cost of our products and services, excluding the impact of costs of revenue that are not routine components of our core product cost, for better comparability of our costs of revenue between periods and to other companies.
DZS defines Adjusted Gross Margin as GAAP Gross Margin less (i) depreciation and amortization, (ii) stock-based compensation, (iii) restructuring charges, including freight charges and other elevated inventory related costs directly related to the transition to a contract manufacturer, and (iv) the impact of material transactions or events that we believe are not indicative of our core operating performance and are not expected to be recurring in nature. We believe Adjusted Gross Margin provides the investor more accurate information regarding our core profit margin on sales, excluding the impact of cost of revenue that are not routine components of our core product cost, for better comparability of gross margin between periods and to other companies.
DZS defines Adjusted Operating Expenses as GAAP operating expenses plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, bad debt expense primarily related to a large customer in India, restatement related costs, and legal costs related to certain litigation, each of which is not expected to be recurring in nature. We believe Adjusted Operating Expenses provides the investor more accurate information regarding our core operating expenses, which include research and development costs, selling, general and administrative costs, and amortization of intangible assets, excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies.
DZS defines EBITDA as Net Income (Loss) plus or minus (as applicable) (i) interest expense, net, (ii) income tax provision (benefit), and (iii) depreciation and amortization expense.
DZS defines Adjusted Operating Income (Loss), or Adjusted EBITDA, as GAAP Operating Income (Loss) plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, bad debt expense primarily related to a large customer in India, restatement related costs, and legal costs related to certain litigation, each of which is not expected to be recurring in nature. We believe Adjusted Operating Income (Loss) provides the investor more accurate information regarding our core operating Income (Loss), excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies. The DZS definition of Adjusted Operating Income (Loss) equates to the DZS definition of Adjusted EBITDA.
DZS defines Non-GAAP Net Income (Loss) as GAAP Net Income plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, restructuring and other charges, including termination related benefits and restructuring charges, including freight charges and other elevated inventory related costs directly related to the transition to a contract manufacturer, headquarters and facilities relocation, executive transition, bad debt expense primarily related to a large customer in India, restatement related costs, and legal costs related to certain litigation, each of which is not expected to be recurring in nature, (iv) unrealized foreign exchange gains and losses, (v) a non-GAAP income tax benefit (provision) based on an estimated tax rate applied against forecasted annual non-GAAP income and (vi) i the tax effect of non-GAAP adjustments to Adjusted Net Income and Adjusted EPS. DZS determines non-GAAP income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. For 2023, the non-GAAP income tax rate was 18.1% and for 2022 the rate was 20.8%. DZS expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities. DZS believes Non-GAAP Net Income (Loss) provides the investor more accurate information regarding our core income, excluding the impact of charges that are not routine components of our core product cost or core operating expenses, for better comparability between periods and to other companies.